EXHIBIT 24.1

                                  POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, on behalf of Diamond Shamrock, Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints Timothy J. Fretthold, Jerry D. King and Todd Walker attorneys-in-fact and agents of the Corporation, with full power of substitution and resubstitution, to do any and all acts and things in its name and on its behalf and to execute any and all instruments in its name in such capacity which they may deem appropriate or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules and regulations of the Securities and Exchange Commission, in connection with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, including, without limitation, the power to sign such report on the Company's behalf and to sign any amendments thereto, and to file the same, with all exhibits thereto, and any other documents required in connection therewith, with the Securities and Exchange Commission, granting to each and all of said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the filing of such report as herein described.

                                        DIAMOND SHAMROCK, INC.



                                        /s/ R. R. HEMMINGHAUS
                                        R. R. Hemminghaus
                                        Chairman of the Board and
                                        Chief Executive Officer

Dated: February 7, 1995